SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

         / /    Preliminary Proxy Statement
         / /    Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)2))
         / /    Definitive Proxy Statement
         /X/    Definitive Additional Materials
         / /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12



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                  (Name of Registrant as Specified in Charter)


             THE COMMITTEE TO REVITALIZE DOMINION BRIDGE CORPORATION
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      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2)      Aggregate number of securities to which transaction applies:

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         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / /      Check  box if any part of the fee is  offset  as  provided  by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was


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paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



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         (2)      Form, Schedule or Registration Statement no.:



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         (3)      Filing Party:



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         (4)      Date Filed:

                  COMMITTEE RESPONDS TO SECOND DOMINION BRIDGE
                          PRESS RELEASE ON COURT ORDER


                  New York -- July 7, 1997 -- In response to a further press release issued earlier today by Dominion Bridge Corporation (NASDAQ: DBCO) about the Federal District Court's July 2, 1997 decision in Delaware, the Committee to Revitalize Dominion Bridge Corporation issued the following statement:

                  On July 2, 1997, for the second time in less than a month, the Federal court has rejected the Company's motion for expedited discovery and a hearing with respect to the Company's counterclaims against the Committee.

                  In addition, the Committee has been advised by its counsel that the Committee's by-laws, when adopted, will be fully consistent with all requirements of Delaware law. The Company's suggestion that such by-laws would "unlawfully divest" the Board of authority to manage the business and affairs is completely without merit.

                  We again ask that stockholders recognize the Company's pronouncements as self-serving diatribes which are designed to detract stockholders from the real issue at hand: moving forward now with the Committee's proposals with respect to Dominion, as set forth in its consent solicitation statement. July 18, 1997 is the target date for accomplishing this objective. Stockholders who support the Committee should submit the white consent card by that date and discard the Company's green card. The white consent cards will be valid and fully enforceable.

                  The Company has improperly suggested that it will not recognize the solicitation until the matter is ultimately decided by the Court. No Stockholder contemplating supporting the Committee should be influenced by such a blatantly improper suggestion. Irrespective of the comments of Dominion's self- interested Board, all Stockholders should affirmatively advise the Board of their position on the solicitation by submitting the white consent card.